                                Exhibit 23
                      Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements and related prospectuses of The Timken Company listed below of our reports dated
February 28, 2005, with respect to the consolidated financial statements and schedule of The Timken Company, The Timken Company management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of The Timken
Company, included in this Annual Report (Form 10-K) for the year ended December
31, 2004:
Registration                                                       Filing
   Number           Description of Registration Statement           Date
  2-97340     1985 Incentive Plan of The Timken Company -     November 19, 1990
              Post-effective Amendment No. 1 to Form S-8
333-17503     The Timken Company Dividend Reinvestment         December 9, 1996
              Plan - Form S-3
333-41155     OH&R Investment Plan - Form S-8                 November 26, 1997
333-43847     The Timken Company International Stock            January 7, 1998
              Ownership Plan - Form S-8
333-45753     Rail Bearing Service Employee Savings            February 6, 1998
              Plan - Form S-8
333-45891     $300,000,000 Medium-Term Notes, Series             April 23, 1998
              A - Amendment No. 4 to Form S-3
333-66911     Voluntary Investment Program for Hourly          November 6, 1998
              Employees of Latrobe Steel Company - Form S-8
333-66907     The MPB Employees' Savings Plan - Form S-8       November 6, 1998
333-69129     The Timken Company - Latrobe Steel Company       December 17,1998
              Savings and Investment Pension Plan -
              Form S-8
333-35154     The Timken Company Long-Term Incentive Plan         April 19,2000
              - Form S-8
333-35152     The Hourly Pension Investment Plan - Form S-8       April 19,2000
333-52866     Voluntary Investment Pension Plan for Hourly    December 28, 2000
              Employees of The Timken Company - Form S-8
333-76062     The Company Savings Plan for the Employees of   December 28, 2001
              Timken France - Form S-8
333-86452     The Timken Company Long-Term Incentive Plan -      April 17, 2002
              Form S-8
333-86448     The Timken Company Collective Investment Trust     April 17, 2002
              for Retirement Trusts - Form S-3
333-100731    Prospectus Supplements - 11,000,000 shares of   February 11, 2003
              Timken Company Common Stock; $250,000,000 in
              Senior Notes - Form S-3
333-103753    The Timken Company Savings and Stock Investment    March 11, 2003
              Plan for Torrington Non-Bargaining Associates -
              Form S-8
333-103754    The Timken Company Savings Plan for Torrington     March 11, 2003
              Bargaining Associates - Form S-8
333-105333    The Timken Share Incentive Plan - Form S-8           May 16, 2003
333-108840    The Hourly Pension Investment Plan - Form S-8  September 16, 2003
333-108841    Voluntary Investment Program for Hourly        September 16, 2003
              Employees of Latrobe Steel Company - Form S-8
333-113390    The Voluntary Investment Pension Plan for Hourly    March 8, 2004
              Employees of The Timken Company - Form S-8
333-113391    The Timken Company - Latrobe Steel Company          March 8, 2004
              Savings and Investment Pension Plan - Form S-8
333-113394    The Rail Bearing Service Employee Savings Plan -    March 8, 2004
              Form S-8
333-114647    The Timken Company Long-Term Incentive Plan -      April 20, 2004
              Form S-8
333-118664    MPB Employees' Savings Plan - Form S-8            August 30, 2004

                                          /s/  ERNST & YOUNG LLP
Cleveland, Ohio
March 14, 2005